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                 [LETTERHEAD OF KIRKLAND & ELLIS APPEARS HERE]

                                 July 25, 2000


Midas, Inc.
1300 Arlington Heights Road
Itasca, Illinois 60143

          Re:  Registration Statement on Form S-8
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Dear Ladies and Gentlemen:

     We are acting as special counsel to Midas, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 1,000,000 shares of its Common Stock, $.001 par value per share, including the associated preferred stock purchase rights (the "Common Stock"), pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Common Stock is to be issued by the Company to participants in the Midas International Corporation Retirement Savings Plan for Hourly Employees and the Midas International Corporation Retirement Savings Plan for Salaried Employees (together, the "Plans").

     In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.
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                                KIRKLAND & ELLIS

Midas, Inc.
July 18, 2000
Page 2

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; and (iv) any laws except the internal laws of the State of Illinois, the General Corporation law of the State of Delaware and the federal law of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

     (1) The Plans have been duly adopted by the Board of Directors of the Company.

     (2) The Common Stock is duly authorized and validly reserved for issuance pursuant to the Plans and, when: (i) the Registration Statement becomes effective under the Act; (ii) the Common Stock is issued in accordance with the terms of the Plans; and (iii) certificates representing the Common Stock have been duly executed, countersigned by the Company's transfer agent/registrar and delivered on behalf of the Company against payment of the full consideration for the Common Stock in accordance with the terms of the Plans (assuming in each case the consideration received by the Company is at least equal to $.001 per share), the Common Stock will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Common Stock.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Illinois or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.
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                               KIRKLAND & ELLIS

Midas, Inc.
July 18, 2000
Page 3

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                              Very truly yours,

                              /s/ Kirkland & Ellis

                              KIRKLAND & ELLIS